UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 13, 2008
Cedar Shopping Centers, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-31817	42-1241468
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, NY		11050-3765
(Address of principal executive offices)		(Zip Code)
(516) 767-6492
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On June 13, 2008, Cedar Shopping Centers, Inc. (the “Company”) entered into a $150 million secured revolving construction credit agreement (the “Loan Agreement”) with KeyBank, National Association, Manufacturers and Traders Trust Company, Citizens Bank of Pennsylvania, Raymond James Bank, FSB, Regions Bank, TD Bank, N.A., TriState Capital Bank and the other lending institutions which may become parties to the Loan Agreement (the “Lenders”), and KeyBank, National Association (as Administrative Agent). The Borrower under the facility, which is guaranteed by the Company, is Cedar Shopping Centers Partnership, L.P. The facility will serve as the main source of financing for the Company’s on-going development and redevelopment activities, is expandable by the Company to $250 million, subject to certain conditions, and will expire in June 2011, subject to a one-year extension at the Company’s option. The facility is secured by a first mortgage lien on the “Borrowing Base Properties” (as described and defined in the Loan Agreement). Borrowings under the facility will bear interest at a rate of LIBOR plus 225 basis points; the facility also requires an unused portion fee of 15 basis points. Advances under the facility will be based on the least of (i) 70% of projected development costs (with the Company required to fund the remaining 30% in advance), (ii) 70% of “as-stabilized” appraised values, or (iii) a loan amount that will provide a 1.2:1 debt service coverage ratio (as defined in the Loan Agreement), all as relate to the Borrowing Base Properties. Approved Borrowing Base Properties must be at least 50% pre-leased (with a 1.0 times debt service coverage based on such pre-leasing) and must possess the requisite entitlements required by the status of the applicable project. The facility is subject to customary financial covenants, which are generally the same as the Company’s existing $300 million secured revolving credit facility.
     The foregoing description is a summary and is qualified in its entirety by reference to the exhibit that is filed herewith.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.
(a) Creation of a Direct Financial Obligation:
     The information set forth above in Item 1.01 regarding the Loan Agreement is hereby incorporated into Item 2.03(a) by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits:
10.1	Loan Agreement dated as of June 13, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CEDAR SHOPPING CENTERS, INC.
/s/ LAWRENCE E. KREIDER, JR.
Lawrence E. Kreider, Jr.
Chief Financial Officer
(Principal financial officer)
Dated: June 17, 2008